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                                                                   EXHIBIT 10.23

                                  TIME  WARNER
                          DEFERRED  COMPENSATION  PLAN
                 (AMENDED AND RESTATED AS OF NOVEMBER 1, 1994)

                                   ARTICLE  I

                          ESTABLISHMENT  OF  THE  PLAN

     1.1 ESTABLISHMENT OF PLAN. Time Warner Inc. (the "Company") has established this plan for certain Employees effective as of September 15, 1993, known as the Time Warner Deferred Compensation Plan (the "Plan").

     The purposes of the Plan are to provide Eligible Employees a means of irrevocably deferring to a future year the receipt of certain compensation and to enable Employing Companies that participate in certain qualified defined contribution plans to provide benefits under this Plan to certain Employees with respect to certain compensation in excess of the Compensation Limit.

     1.2 APPLICABILITY OF PLAN. The provisions of the Plan are applicable only to Employees of Employing Companies employed on or after the effective date of the Plan.

     The Plan is intended to be an unfunded, non-qualified deferred compensation plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

                                  ARTICLE  II

                                  DEFINITIONS

     2.1 DEFINITIONS. Whenever used in the Plan, the following terms shall have the respective meanings set forth below unless otherwise expressly provided, and when the defined meaning is intended, the term is capitalized.

     2.2  "CODE"  means the Internal Revenue Code of 1986, as amended.

     2.3 "COMMITTEE" means the committee appointed by the Company as provided in Section 7.1.

     2.4  "COMPANY"  means Time Warner Inc.

     2.5 "COMPENSATION LIMIT" means the compensation limit of Section 401(a)(17) of the Code, as adjusted under Section 401(a)(17)(B) of the Code for increases in the cost of living.

     2.6 "DEFERRED COMPENSATION ACCOUNT" means the separate account established
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under Article V of the Plan for each Participant representing amounts deferred by a Participant pursuant to Article III and Employing Company Allocations credited to a Participant pursuant to Article IV.

     2.7 "DISABILITY" means permanent and total disability as determined by the Social Security Administration or any disability which qualifies a Participant for benefits under the provisions of the Time Warner Inc. Long Term Disability Plan or, in the case of an employee covered by a long term disability plan of TWE or a Related Company, under the provisions of such plan, whichever shall occur first.

     2.8 "ELIGIBLE EMPLOYEE" means an individual who meets the eligibility requirements of Section 3.1.

     2.9  "EMPLOYEE"  means an individual employed by an Employing Company.

     2.10 "EMPLOYING COMPANY" means: (a) the Company, (b) TWE and (c) each Related Company which has been authorized by the Committee to participate in the Plan and has adopted the Plan.

     2.11 "EMPLOYING COMPANY ALLOCATIONS" means the allocations made under the Plan pursuant to Article IV.

     2.12 "INACTIVE PARTICIPANT" means a Participant whose employment has terminated and whose Deferred Compensation Account has not been fully distributed.

     2.13 "PARTICIPANT" means each Employee who participates in the Plan in accordance with the terms and conditions of the Plan.

     2.14 "PLAN" means this plan, the Time Warner Deferred Compensation Plan as set forth herein and as it may be amended from time to time.

     2.15 "RELATED COMPANY" means any entity of which, as of the time of computation, at least 50% of the outstanding voting stock or ownership interest is owned, either directly or indirectly, by the Company or TWE.

     2.16 "RETIREMENT" means that a Participant, as of the date his or her employment terminates, is eligible for retirement under the then current qualified defined benefit plan of the Company, TWE or the Related Company from which he or she is terminating employment. If such company does not have a qualified defined benefit plan, eligibility for retirement shall be determined by the applicable provision in the qualified defined contribution plan of such company for which the Participant is eligible, and, if more than one, the plan which would result in the earliest distribution under this Plan.

     2.17 "TWE"  means Time Warner Entertainment Company, L.P.

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     2.18 "VALUATION  DATE" means the last day of each calendar month.  On and after December 1, 1994, Valuation Date means each day of each calendar month.

                                  ARTICLE  III

                             PARTICIPANT  DEFERRALS

     3.1 ELIGIBILITY. The Employees who shall be eligible to make deferral elections under the Plan are those salaried officers and other key employees of an Employing Company who at the time of a deferral election pursuant to Section
3.3 below:

                (i) are on the U.S. payroll of the Employing Company; and

               (ii) have a current base salary plus bonus in excess of the
                    Compensation Limit or are otherwise designated as eligible by the Committee. For purposes of this subsection 3.1(ii), "bonus" means any annual bonus paid pursuant to a regular program (but excluding long-term cash incentive plan payments and commission, spot and similar bonuses) for the year preceding the current calendar year, except that, in the case of a deferral election to be made by a newly hired Employee, with respect to a bonus to be earned in (A) the current year, "bonus" means the target or otherwise estimated bonus for that portion of the current calendar year after the date of his or her hire, and (B) the year following hire, "bonus" means the target or otherwise estimated bonus for the current calendar year.

     The Committee may from time to time, in its sole and absolute discretion, modify the above eligibility requirements and make such additional or other requirements for eligibility as it may determine.

     3.2 COMPENSATION ELIGIBLE FOR DEFERRAL. An Eligible Employee may elect to defer receipt of all or a specified portion of any bonus, but only to the extent the receipt thereof would cause the Eligible Employee's compensation to exceed the Compensation Limit. Each such deferral shall be expressed as a percentage, in 10% increments only, but in no event shall any election result in a deferral of less than $5,000. In the case of a deferral election made on or after November 1, 1994, the Eligible Employee may elect to have the designated percentage apply only to that portion of the bonus in excess of a certain dollar amount that he or she specifies when making the election. For purposes of this
Section 3.2, "bonus" means any annual bonus paid pursuant to a regular program (but excluding long-term cash incentive plan payments and commission, spot and similar bonuses) and which would otherwise be payable in cash to an Eligible Employee for services as an Employee.

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     3.3  DEFERRAL ELECTIONS.  An Eligible Employee with the consent of the
Committee may annually make an irrevocable election to defer certain compensation described in Section 3.2 and participate herein by timely delivering a properly executed election to the Committee on a form prescribed by the Committee. The election form shall specify with respect to the compensation to be deferred for the year, pursuant to the provisions of Section 3.2 and
Article VI:

                (i) the percentage of the regular bonus to be deferred, or, for elections made on or after November 1, 1994, the certain dollar amount of such bonus in excess of which the deferral has been elected, if applicable; and

               (ii) the time for the commencement of payment of the deferred compensation, which must be either on account of retirement or at an in-service year to be specified by the Eligible Employee. Compensation which is to be deferred to an in-service payment date must be deferred for no fewer than three calendar years following the year in which it was earned.

     3.4 EFFECTIVE DATE OF ELECTION. (a) An election to defer compensation must be received by the Committee prior to the beginning of the calendar year in which such compensation is earned. Such an election shall become irrevocable as of the last day of the calendar year prior to the calendar year in which such compensation is earned.

          (b) Notwithstanding the date specified in subsection (a) above, the Committee may prescribe an earlier or later date by which time an Eligible Employee must elect to defer such compensation.

          (c) Under no circumstances may an Eligible Employee at any time defer compensation to which he or she has attained a legally enforceable right to receive currently.

                                  ARTICLE  IV

                         EMPLOYING COMPANY ALLOCATIONS

     4.1 EMPLOYING COMPANY ALLOCATIONS. (a) Subject to the right of the Company or the Committee to modify, amend or terminate the Plan, and to modify, suspend or discontinue the respective Employing Company Allocations under the Plan, each Employing Company may make Employing Company Allocations with respect to a designated year, on behalf of the employees of such Employing Company who are eligible as provided in this Article IV to have Employing Company Allocations allocated to their Deferred Compensation Accounts under the Plan for such year.

     (b) All Employing Company Allocations shall be allocated and credited to each such Deferred Compensation Account as provided in Section 5.3(a) in an amount equal to the

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allocation under such qualified defined contribution plan the Employee would have received if his or her Compensation in excess of the Compensation Limit were included, or such other amount determined by the Committee, in its sole and absolute discretion, under the applicable provisions of this Plan.

     (c) An Employee is eligible to have an Employing Company Allocation credited to his or her Deferred Compensation Account under the Plan for any year only if the Employee's Compensation exceeds the Compensation Limit in effect for such plan year.

     (d) Employing Company Allocations shall be credited only with respect to an Employee's Compensation in excess of the Compensation Limit in effect for the year for which such allocations are credited, up to a maximum Compensation of $250,000 for 1994. The maximum Compensation shall be increased by 5% annually for each year after 1994, but shall in no event exceed $350,000.

     (e) All Employing Company Allocations shall be distributed in accordance with the provisions of Article VI, provided however, that the provisions in Sections 6.1(e) and 6.3 for in-service payments shall not apply to such amounts.

     4.2 COMPENSATION. For purposes of this Article, "Compensation" for any Employee shall have the same meaning as defined in the qualified defined contribution plan of the Employing Company with respect to which it is making an Employing Company Allocation on behalf of the Employee, provided however, that the Compensation Limit in such qualified defined contribution plan's definition shall be disregarded and any bonuses deferred under this Plan shall be included in this definition of Compensation unless any such bonus would be excluded under the definition of compensation in such qualified defined contribution plan, regardless of the Compensation Limit. The Committee, in its sole and absolute discretion, may make such modifications to such definition with respect to the Plan as it considers necessary or desirable.

     4.3 ELIGIBILITY, PARTICIPATION AND VESTING. As to any Employee, the rules regarding eligibility, participation and vesting of the qualified defined contribution plan of the Employing Company with respect to which it is making an Employing Company Allocation on behalf of the Employee shall also apply to this Plan, but only as to such Employing Company Allocation. The Committee, in its sole and absolute discretion, may make such modifications to such rules with respect to the Plan as it considers necessary or desirable. Any such Employing Company Allocations for eligible employees of Time Warner Inc. participating in the Time Warner Employees' Stock Ownership Plan ("TESOP") and for eligible employees participating in the Warner Music Group Inc. Profit Sharing Plan (the "Profit Sharing Plan"), shall become vested, in the case of the TESOP participants, only after four Periods of Service or Years of Service, and in the case of the Profit Sharing Plan participants, only after five Years of Service. "Period of Service" or "Year of Service" shall be as determined under each such respective qualified plan.

                                   ARTICLE  V

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                        DEFERRED  COMPENSATION  ACCOUNT

     5.1 DEFERRED COMPENSATION ACCOUNT. (a) A Deferred Compensation Account shall be established for each Participant who makes a deferral election pursuant to Article III or for whom an Employing Company Allocation is credited pursuant to Article IV. Compensation deferred by a Participant in any year under the Plan and Employing Company Allocations, along with the hypothetical income on such amounts, shall be credited to the Participant's Deferred Compensation Account.

          (b) The Company shall maintain the Deferred Compensation Accounts of all Participants who are employed, at the time a deferred amount would otherwise be payable or an Employing Company Allocation is credited, by an Employing Company other than TWE or an Employing Company owned primarily through TWE. TWE shall maintain the Deferred Compensation Accounts of all Participants who are employed, at such times, by TWE or any Employing Company owned primarily through TWE.

          (c) All payments made under the Plan shall be made directly by the Company or TWE, as applicable pursuant to subsection (b) above, from the respective company's general assets and no deferred compensation or Employing Company Allocations shall be segregated or earmarked or held in trust.

     5.2 HYPOTHETICAL INVESTMENT. (a) Amounts credited to a Participant's Deferred Compensation Account shall be deemed to be invested in the following deemed investment vehicle: A hypothetical fixed income fund which shall be deemed to accrue interest, compounded monthly on each Valuation Date, for each month of the deferral period, at a deemed rate which shall be equal to the long-term applicable federal rate for each such month as announced by the Internal Revenue Service. On and after December 1, 1994, such interest shall be compounded daily on each Valuation Date.

          (b) If the Committee shall determine in good faith that it is impossible or impractical to maintain the deemed investment vehicle described in subsection (a) above, the Committee may, in its sole and absolute discretion, replace such investment vehicle with a deemed investment vehicle which the Committee has determined, in its sole and absolute discretion, to be substantially similar thereto.

     5.3 MANNER OF HYPOTHETICAL INVESTMENT. (a) For purposes of the hypothetical investment under Section 5.2, deferred compensation, including any Employing Company Allocations, shall be considered to be invested on the date the recordkeeper of the Plan records the deferral amount. For amounts deferred pursuant to deferral elections made prior to November 1, 1994, deferred compensation shall be considered to be invested as of the first day of the month in which the compensation would otherwise have been payable.

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          (b) Distributions from Deferred Compensation Accounts pursuant to
Article VI shall accrue interest only through the Valuation Date immediately prior to the commencement of processing of any such distribution.

          (c) As of each Valuation Date, the value of a Participant's or Inactive Participant's Deferred Compensation Account shall be equal to the sum of:

              (i)   the amounts, if any, deferred by the Participant pursuant to
                    Article III;

              (ii) the amounts, if any, of Employing Company Allocations credited pursuant to Article IV; and

              (iii) interest which has accrued pursuant to this Article V; reduced by:

              (iv)  any amounts distributed pursuant to Article VI.

          5.4 STATEMENT OF ACCOUNT. As soon as practicable after the end of each calendar quarter, a statement shall be sent to each Participant and Inactive Participant with respect to the value of his or her Deferred Compensation Account as of the end of such quarter.

                                  ARTICLE  VI

                  PAYMENT  OF  DEFERRED  COMPENSATION  ACCOUNT

     6.1 PAYMENT ON ACCOUNT OF RETIREMENT. (a) In the event of the termination of the Participant's employment with the Company, TWE or a Related Company on account of his or her Retirement, the Participant's Deferred Compensation Account shall be distributed to him or her in five annual installment payments.

          (b) Notwithstanding subsection (a) above, if the value of the Participant's Deferred Compensation Account is less than $50,000 as of the Valuation Date immediately prior to the date of Retirement, payment shall be made in a lump sum.

          (c) Notwithstanding subsection (a) above, if the value of the Participant's Deferred Compensation Account is $50,000 or more and such Participant has requested a lump sum payment, by delivering written notice to the Committee on a form prescribed by it, at least one calendar year prior to his or her Retirement date, the Committee may, in its sole and absolute discretion, make payment in a lump sum.

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          (d) The first installment, or lump sum, as the case may be, shall be distributed as soon as practicable after the January 1 immediately following the date of Retirement. Subsequent annual installment payments shall be distributed as soon as practicable after each following January 1.

          (e) Notwithstanding the payment provisions in subsections (a), (b),
(c) and (d) above, the Committee may instead, in its sole and absolute discretion, prior to a Participant's actual Retirement date, make one special in-service payment in a lump sum of all or any portion of the Participant's Deferred Compensation Account (but not less than $5,000), to be distributed as soon as practicable after the expiration of 36 months following the month in which the Participant has requested such special in-service payment by delivering written notice to the Committee on a form prescribed by it.

                (i) The value of any such special in-service payment shall not include amounts payable under existing in-service payment elections or amounts attributable to Employing Company Allocations.

               (ii) Interest which has accrued with respect to any special in-
                    service payment shall be payable at the time of such payment and shall be calculated pursuant to Section 5.2.

              (iii) In the event of the termination of the Participant's employment with the Company, TWE or a Related Company for any reason, prior to the payment of any such special in-service payment, any such amount shall be paid in the same manner and at the same time or times as any other payments of the Participant's account due under this Article. Interest on such in-service payment shall be paid at the time of such payment and shall be calculated pursuant to
                    Section 5.2. In the event of death, payment shall be made as provided for in Section 6.5.

     6.2 PAYMENT ON ACCOUNT OF DISABILITY. (a) In the event a Participant meets the definition of Disability, the value of the Participant's Deferred Compensation Account shall be distributed to him or her in five annual installment payments.

          (b) Notwithstanding subsection (a) above, if the value of the Participant's Deferred Compensation Account is less than $50,000 as of the Valuation Date immediately prior to the date the definition of Disability is met, payment shall be made in a lump sum.

          (c) The first installment, or lump sum, as the case may be, shall be distributed as soon as practicable after the January 1 immediately following the date the Participant has met the definition of Disability. Subsequent annual installment payments shall be distributed as soon as practicable after each following January 1.

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          (d) If a Participant or Inactive Participant no longer meets the definition of Disability and returns to work with the Company, TWE or a Related Company, no further payments shall be made on account of the prior Disability and distribution of his or her remaining Deferred Compensation Account shall be made as otherwise provided in this Article VI.

     6.3 IN-SERVICE PAYMENTS (a) An in-service payment elected by a Participant pursuant to Section 3.3(ii) shall be distributed in a lump sum as soon as practicable after January 1 in the year specified by the Participant.

          (b) Notwithstanding subsection (a) above, if the Participant has requested, by delivering written notice to the Committee prior to January 1 of the year preceding that in which the in-service payment is to be made, the Committee may, in its sole and absolute discretion, defer such payment until such later year as the Participant may request. Any such additional deferral
(i) must be for full calendar years, and for no fewer than three calendar years following the year in which payment would have been made but for the additional deferral, (ii) must be for the whole amount originally deferred, (iii) can only be made once with respect to any in-service payment, and (iv) shall be distributed in a lump sum as soon as practicable after January 1 in the year specified by the Participant.

          (c) Interest which has accrued with respect to the amount of any in-service payment shall be payable at the time of such payment and shall be calculated pursuant to Section 5.2.

          (d) In the event of the termination of a Participant's employment for any reason prior to the time any in-service payment under this Section 6.3 would have been made, distribution of such payment shall be made according to the manner of payment specified in Section 6.1, 6.2, 6.4 or 6.5, based on the Participant's actual reason for termination of employment.

          (e) The Committee may, in its sole and absolute discretion, defer any in-service payment previously elected by any officer of the Company or TWE who at the time of the designated in-service payment date is at or above the level of a senior vice president. In the event of any such deferral by the Committee, payment shall be made under this Article VI as if such officer had made a deferral election for payment on account of Retirement.

     6.4 PAYMENT ON ACCOUNT OF TERMINATION OF EMPLOYMENT OTHER THAN ON ACCOUNT OF DEATH, DISABILITY OR RETIREMENT. (a) In the event of the termination of employment with the Company, TWE or a Related Company for reasons other than death, Disability or Retirement, the value of the Participant's Deferred Compensation Account shall be distributed to him or her in five annual installment payments. A Participant shall not be considered to have terminated employment for purposes of the Plan if he or she transfers directly to the Company, TWE or a Related Company.

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          (b) Notwithstanding subsection (a) above, if the value of the
Participant's Deferred Compensation Account is less than $50,000 as of the Valuation Date immediately prior to the date of such termination, payment shall be made in a lump sum.

          (c) The first installment, or lump sum, as the case may be, shall be distributed as soon as practicable after the January 1 immediately following the date the Participant has terminated employment. Subsequent annual installment payments shall be distributed as soon as practicable after each following January 1.

     6.5 PAYMENT TO BENEFICIARY OR ESTATE IN THE EVENT OF DEATH. Notwithstanding the provisions for payment described in Sections 6.1, 6.2, 6.3 and 6.4 above, in the event of the death of a Participant or Inactive Participant before the distribution of his or her Deferred Compensation Account has commenced, or before such account has been fully distributed, such account shall be determined as of the Valuation Date coincident with or immediately prior to the date that the Committee commences the processing of the distribution, after both a written notice of his or her death and a death certificate have been received by the Committee. Such account shall be distributed in a lump sum to the person or persons designated from time to time by a Participant or Inactive Participant by written notice to the Committee as beneficiary or beneficiaries to receive payments under the Plan after his or her death, which designation has not been revoked by notice to the Committee at the date of such death. Any such notice shall be in such form as required by the Committee or acceptable to it which is properly completed and delivered to the Committee, any member thereof or its designee and shall be deemed to have been given when it is actually received by any such individual. If no person has been designated as beneficiary, or if no person so designated survives the Participant or Inactive Participant, such account shall be distributed in a lump sum as soon as practicable thereafter to his or her estate.

     6.6 SEVERE UNFORESEEABLE FINANCIAL EMERGENCY PAYMENTS. Notwithstanding any other provisions of the Plan, if the Committee determines, after consideration of an application of a Participant or Inactive Participant, that such individual has a severe unforeseeable financial emergency of such a substantial nature and beyond the individual's control that a payment of compensation previously deferred under the Plan is warranted, the Committee may, in its sole and absolute discretion, direct that all or a portion of the balance of his or her Deferred Compensation Account be paid to such individual in such manner and at such time as the Committee shall specify, but only to the extent reasonably required to satisfy the emergency need.

     6.7 INCAPACITY. The Committee may direct that any amounts distributable under the Plan to a person under a legal disability be made to (and be withheld until the appointment of) a representative qualified pursuant to law to receive such payment on such person's behalf.

     6.8 VALUATION OF DISTRIBUTIONS. For purposes of distribution pursuant to this Article VI, the balance of each Deferred Compensation Account shall be valued as of the Valuation Date immediately preceding the date that the Committee commences the processing of the

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distribution of the balance of such account, or the particular installment thereof.

     6.9 METHOD OF PAYING INSTALLMENTS. Installment payments as provided for in this Article VI shall be paid as follows: 20% of the value of the Deferred Compensation Account subject to installment payments shall be paid in the first installment; 25% of the remaining value shall be paid in the second installment; 33.3% of the remaining value shall be paid in the third installment; 50% of the remaining value shall be paid in the fourth installment; and all of the remaining value in the account shall be paid in the fifth and final installment.

                                  ARTICLE VII

                                 ADMINISTRATION

     7.1 THE COMMITTEE. The Plan shall be administered by a Committee, consisting of not less than three members to be appointed by the Company and to serve at the pleasure of the Company. Any member of the Committee may resign at any time by giving notice to the Company. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. No member of the Committee shall receive any compensation for his or her services as such. Participants and Inactive Participants may be members of the Committee but may not participate in any decision affecting their own account in any case where the Committee may take discretionary action under Article VI.

     A majority of the members of the Committee shall constitute a quorum for the transaction of business. All resolutions or other action taken by the Committee shall be by a vote of a majority of its members present at any meeting or, without a meeting, by instrument in writing signed by all its members. Members of the Committee may participate in a meeting of such Committee by means of a conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     The Committee shall be the administrator of the Plan and shall have all powers necessary to administer the Plan, including discretionary authority to determine eligibility for benefits and to decide claims under the terms of the Plan, except to the extent that any such powers are vested in any other fiduciary by the Plan or by the Committee. The Committee may from time to time establish rules for the administration of the Plan, and it shall have the exclusive right to interpret the Plan to decide any matters arising in connection with the administration and operation of the Plan. All its rules, interpretations and decisions shall be conclusive and binding on the Employing Companies and on Eligible Employees, Participants and Inactive Participants.

     The Committee may delegate any of its powers or duties to others as it shall determine and may retain counsel, agents and such clerical and accounting services as it may require in carrying out the provisions of the Plan.

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     The Committee may rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person who is employed or engaged for any purpose in connection with the administration of the Plan.

     Neither the Committee nor a member of the board of directors of the Company or the board of directors (or governing body) of TWE or a Related Company and no employee of the Company, TWE or any Related Company shall be liable for any act or action hereunder, whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or for anything done or omitted to be done in connection with the Plan.

     The Committee shall keep a record of all its proceedings and of all payments directed by it to be made to Participants or Inactive Participants or payments made by it for expenses or otherwise.

     7.2 INDEMNIFICATION. The Company and TWE shall, to the fullest extent permitted by law, indemnify each director, officer or employee of the Company, TWE or any Related Company (including the heirs, executors, administrators and other personal representatives of such person) and each member of the Committee against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with any threatened, pending or actual suit, action or proceeding (whether civil, criminal, administrative or investigative in nature or otherwise) in which such person may be involved by reason of the fact that he or she is or was serving any employee benefit plans of the Company, TWE or any Related Company in any capacity at the request of such company.

     7.3 EXPENSES OF ADMINISTRATION. Any expense incurred by the Company or the Committee relative to the administration of the Plan shall be paid by the Employing Companies in such proportions as the Company may direct.

     7.4 BENEFIT CLAIMS. All claims for benefits under the Plan by a Participant or beneficiary shall be made in writing to a person designated by the Committee for such purpose. If the designated person receiving a claim for benefits believes that the claim should be denied, he or she shall notify the claimant in writing of the denial of the claim within ninety (90) days after his or her receipt thereof. Such notice shall (a) set forth the specific reason or reasons for the denial, making reference to the pertinent provisions of the Plan or the Plan documents, if applicable, on which the denial is based, (b) describe any additional material or information that should be received before the claim request may be acted upon favorably, and explain why such material or information, if any, is needed and (c) inform the person making the claim of his or her right pursuant to this Article to request review of the decision by the Committee. Any such person who believes that he or she has submitted all available and relevant information may appeal the denial of a claim to the Committee by submitting a written request for review to the Committee within sixty (60) days after the date on which such denial is received. Such period may be extended by the Committee for good cause shown. The person making the request for review may examine pertinent Plan documents. The request for review

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may discuss any issues relevant to the claim.  The Committee shall decide whether or not to grant the claim within sixty (60) days after receipt of the request for review, but this period may be extended by the Committee for up to an additional sixty (60) days in special circumstances. If such an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. The Committee's decision shall be in writing, shall include specific reasons for the decision and shall refer to pertinent provisions of the Plan or of Plan documents, if applicable, on which the decision is based.

                                 ARTICLE  VIII

                          AMENDMENT  AND  TERMINATION

     8.1 AMENDMENTS. The Company (by action of its board of directors) or the Committee (for the Company, TWE and the other Employing Companies) may at any time amend the Plan by an instrument in writing.

     8.2 TERMINATION OR SUSPENSION. The continuance of the Plan and the ability of an Eligible Employee to make a deferral for any year are not assumed as contractual obligations of the Company, TWE or any other Employing Company. The Company reserves the right (for itself, TWE and the other Employing Companies) by action of its board of directors or the Committee, to terminate or suspend the Plan, or to terminate or suspend the Plan with respect to itself, TWE or an Employing Company. TWE or any Employing Company may terminate or suspend the Plan with respect to itself by executing and delivering to the Company or the Committee such documents as the Company or Committee shall deem necessary or desirable.

     8.3 PARTICIPANTS' RIGHTS TO PAYMENT. No termination of the Plan or amendment thereto shall deprive a Participant or Inactive Participant of the right to payment of deferred compensation credited as of the date of termination or amendment, in accordance with the terms of the Plan as of the date of such termination or amendment; provided, however, that in the event of termination of the Plan, or termination of the Plan with respect to the Company, TWE or one or more other Employing Companies, the Committee may, in its sole and absolute discretion, accelerate the payment of all such credited deferred compensation on a uniform basis for all Participants and Inactive Participants or, in the case of termination of the Plan with respect to TWE or one or more other Employing Companies, for all Participants and Inactive Participants of TWE or such other Employing Companies only.

                                  ARTICLE  IX

                            PARTICIPATING  COMPANIES

     9.1 ADOPTION BY OTHER ENTITIES. Upon the approval of the Company or the Committee, the Plan may be adopted by TWE or any Related Company by executing and delivering to the Company or the Committee such documents as the Company or Committee shall deem necessary or desirable. The provisions of the Plan shall be fully applicable to such entity except as may otherwise be agreed to by such adopting company and the Company or Committee.

                                   ARTICLE  X

                              GENERAL  PROVISIONS

     10.1 PARTICIPANTS' RIGHTS UNSECURED. The right of any Participant or Inactive Participant to receive future payments under the provisions of the Plan shall be an unsecured claim against the general assets of the Employing Company employing the Participant at the time that his or her compensation is deferred. The Company, TWE (except for their respective obligations under Section 5.1(b) and (c)) and any other Employing Company or former Employing Company shall not guarantee or be liable for payment of benefits to the employees of any other Employing Company or former Employing Company under the Plan.

     10.2 NON-ASSIGNABILITY. No right to receive any payment hereunder shall be transferrable or assignable by a Participant or Inactive Participant other than by will or by the laws of descent and distribution or by a court of competent jurisdiction. Any other attempted assignment or alienation of any payment hereunder shall be void and of no force or effect.

     10.3 RELATED COMPANY CEASING TO BE SUCH. (a) In the event that a corporation or unincorporated entity ceases at any time to meet the definition of a Related Company, such corporation or entity shall cease as of such time to be an Employing Company, if it had been such, and those of its Employees who would have been Eligible Employees under the Plan shall cease to be such.

          (b) Payments to Participants employed by any Related Company which ceases to be such shall be made pursuant to Article VI unless prior to the end of the year in which such company ceases to be a Related Company, it adopts a non-qualified deferred compensation plan and agrees to the transfer of the Deferred Compensation Accounts of all such Participants to its plan and to assume all obligations accrued under the Plan as of the date of such transfer with respect to such accounts and subsequent distributions thereof.

     10.4 LEGAL FEES. All expenses (including legal fees, court costs and fees of experts) incurred or expected to be incurred by a Participant or Inactive Participant in connection with any actual, threatened or contemplated legal, administrative or other proceeding (whether brought against the Company, TWE, any Employing Company or former Employing Company or Related Company by a Participant or Inactive Participant or otherwise)with respect to the individual's rights (i) to payment, as provided for in Article VI, for all compensation deferred hereunder pursuant to Articles III or IV, (ii) to the appropriate investment of all such deferred compensation as provided for in
Article V, or (iii) otherwise relating to Participants' or Inactive Participants' rights hereunder shall be paid or reimbursed to such Participant or Inactive Participant by the Company, TWE, Employing Company or former Employing Company or Related

Company within 20 days after the receipt by the Company, TWE or Related Company, as the case may be, of a statement or statements from such Participant or Inactive Participant requesting such payment or reimbursement or such payment from time to time, whether prior to, delivering or after final disposition thereof. Such statement or statements shall evidence the expenses incurred by such Participant or Inactive Participant and shall include or be accompanied by an undertaking by such Participant or Inactive Participant to repay the amounts paid or reimbursed, without interest, if ultimately such Participant or Inactive Participant shall wholly fail on his or her claim, but in no other case.

     10.5 NO RIGHTS AGAINST THE COMPANY. The establishment of the Plan, any amendment or other modification thereof, or any payments hereunder, shall not be construed as giving to any Employee, Eligible Employee, Participant or Inactive Participant any legal or equitable rights against the Company, TWE or any other Employing Company or former Employing Company, its shareholders, directors, officers or other employees, except as may be contemplated by or under the Plan including, without limitation, the right of any Participant or Inactive Participant to be paid as provided under the Plan. Participation in the Plan does not give rise to any actual or implied contract of employment. A Participant may be terminated at any time for any reason in accordance with the procedures of the Employing Company.

     10.6 WITHHOLDING. Each Employing Company or former Employing Company shall withhold any federal, state and local income or employment tax (including F.I.C.A. obligations for both social security and medicare) which by any present or future law it is, or may be, required to withhold with respect to any deferral of compensation pursuant to the Plan, any Employing Company Allocation, any income deemed accrued or any distribution under the Plan, with respect to any of its former or present Employees. The Committee shall provide or direct the provision of information necessary or appropriate to enable each such company to so withhold.

     10.7 NO GUARANTEE OF TAX CONSEQUENCES. The Committee, the Company, TWE and any Employing Company or former Employing Company do not make any commitment or guarantee that any amounts deferred for the benefit of a Participant or Inactive Participant will be excludible from the gross income of the Participant or Inactive Participant in the year of deferral for federal, state or local income or employment tax purposes, or that any other federal, state or local tax treatment will apply to or be available to any Participant or Inactive Participant. It shall be the obligation of each Eligible Employee, Participant or Inactive Participant to determine whether any deferral under the Plan is excludible from his or her gross income for federal, state and local income or employment tax purposes, and to take appropriate action if he or she has reason to believe that any such deferral is not so excludible.

     10.8 SEVERABILITY. If a provision of the Plan shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included in the Plan.

     10.9 GOVERNING LAW. The provisions of the Plan shall be governed by and construed in accordance with the laws of the State of New York.

                                AMENDMENT NO. 1
                                       TO
                     TIME WARNER DEFERRED COMPENSATION PLAN

                            STATEMENT OF AMENDMENTS

1. Article III is hereby amended by adding the following new Section 3.5 to the end thereof:

          "3.5 CERTAIN INCENTIVE PLANS. Notwithstanding anything to the contrary herein, the term "bonus" wherever used in this Article III shall include any amounts paid to eligible employees of the following divisions of
TWE: Home Box Office and Home Box Office Communications, who participate in the 1993-1995 Cash Flow Incentive Plan, the 1996-1999 Cash Flow Incentive Plan, and any successor plan, with respect to amounts they may earn under such incentive plans, provided, however, that any such elections shall be made irrevocably either before the beginning of the term of the applicable plan or within 30 days after the signing of an eligible employee's renegotiated or newly negotiated employment contract."

2. Section 6.3(b) is hereby amended by adding the following new sentence to the end thereof:

          "In lieu of specifying the year in which the payment is to be made, the Participant may specify that payment of the deferral shall be made on account of retirement, in which case it shall be distributed in a lump sum as soon as practicable after the January 1 immediately following the date of Retirement."

3.  Item Numbers 1 and 2 are effective as of December 7, 1994.



                                AMENDMENT NO. 2
                                       TO
                     TIME WARNER DEFERRED COMPENSATION PLAN

                            STATEMENT OF AMENDMENTS

1. The third sentence of Section 4.3 is hereby amended to read in its entirety as follows:

          "Any such Employing Company Allocations for (i) eligible employees participating in the Time Warner Employees' Savings Plan (the "Savings Plan"),
(ii) eligible employees participating in the Time Warner Employees' Stock Ownership Plan ("TESOP"), (iii) eligible employees participating in the Time Warner Thrift Plan (the "Thrift Plan"), and (iv) eligible employees participating in the Warner Music Group Inc. Profit Sharing Plan (the "Profit Sharing Plan"), shall become vested, in the case of the (i) Savings Plan or TESOP participants, only after four Periods of Service or Years of Service, (ii) Thrift Plan participants, only after five Periods of Service or Years of Service, and (iii) Profit Sharing Plan participants, only after five Years of Service."

2.  Item Number 1 is effective as of January 1, 1994.